Exhibit 99.1

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: June 27, 2006		(513) 793-3200

LSI INDUSTRIES INC. ANNOUNCES MAJOR INITIATIVES

IN LED LIGHTING WITH SIGNIFICANT STRATEGIC IMPLICATIONS

Highlights

•	Acquisition of SACO Technologies’ assets

•	President of LSI Technology Solutions Plus Named

Cincinnati, June 27, 2006 – LSI Industries Inc. (Nasdaq:LYTS) today announced it has acquired substantially all the assets of SACO Technologies Inc., a leading technology developer and producer of LED (light emitting diode) products headquartered in Montreal, Canada. The purchase consideration consists of $23 million cash, 1,419,355 shares of LSI’s common stock, and assumption of certain indebtedness. SACO’s management team and employees will remain in place with operations continuing in Montreal. Fred Jalbout, CEO of SACO Technologies will become President of the LSI Technology Solutions Plus business segment.

SACO Technologies is a worldwide leader and pioneer in the design, production, and support of high-performance light engines and large format video screens using LED technology. State of the art technology, strong commitment to research and development, over 17 years of industry experience and success in markets throughout the world have earned SACO its place as a major player in the production of solid-state lighting and LED video systems. SACO’s proprietary SMARTVISION® solid-state system has become a recognized brand name in both indoor and outdoor LED video displays.

Installed examples of SACO’s products include the largest video screen in the world (the Nasdaq Marketsite on Times Square), professional sports facilities and teams (Cincinnati Reds, Baltimore Ravens, Edmonton Oilers, Cleveland’s Quicken Loans Arena, Golden State Warriors, Houston Astros, Milwaukee Brewers, Minnesota Timberwolves), entertainment events (Madonna, U2, Janet Jackson, Celine Dion, Athens Olympics 2004, Paul McCartney, Robbie Williams, BonJovi), and commercial facilities (Mandalay Bay Hotel and Casino, Air Canada Center, Walt Disney, Mercedes, Toys “R” US).

As an innovator, SACO offers its customers expertise in developing and utilizing high-performance LED color and white lightsource solutions for both lighting and graphics applications. SACO’s established position and extensive capabilities in LEDs allow it to address the architectural, multimedia, industrial, entertainment and theatrical, digital signage, outdoor billboard, transportation, and custom lighting and graphics markets. Most recently, SACO produced the solid-state LED video screens for Madonna’s “Confessions” tour using its advanced SMARTVISION® V9 technology, installed

LSI Industries Inc. Announces Major Initiatives in LED Lighting

June 27, 2006

indoor and outdoor lighting at the Rexall Place (Edmonton Oilers, Edmonton Rush and Canadian Finals Rodeo), and has received purchase orders to design and manufacture digital billboards for outdoor advertising.

For calendar 2006, SACO expects net sales, EBITDA, and operating income of $26.4 million, $7.3 million, and $6.3 million, respectively, before giving effect to purchase accounting considerations. The acquisition is expected to be accretive to LSI’s earnings commencing fiscal 2007. This acquisition is of a highly strategic nature for LSI Industries from both a lighting and graphics viewpoint. As a light source, light emitting diodes are highly energy efficient and long lasting compared to conventional light sources. LEDs are also more durable and produce less heat than other sources of light. From a white light standpoint, solid-state lighting is rapidly becoming more attractive as costs decline and performance increases. Consequently, LSI believes that solid-state lighting will become increasingly important as it becomes more cost effective for an ever widening breadth of applications. For LSI, solid-state LED products mean substantial new opportunities to drive growth in both the lighting and graphics segments of the business.

Bob Ready, LSI’s President and CEO, commented, “This acquisition represents a very important strategic direction and capability for LSI as we continue to develop the technology element of our vision ‘Lighting + Graphics + Technology = Complete Image Solutions.’ The combination of the emerging importance of solid-state LEDs as a cost-effective, superior light source and LSI’s well established position in the lighting and graphics markets creates a very powerful growth platform.”

Mr. Ready went on to say, “SACO is not new to LSI, we have been working with this company over the past year on a number of important LED-based products. Development projects include white light products for municipal market applications as well as LSI’s core niche markets including commercial and industrial applications. In addition, on the graphics side, an interior display using color LEDs has been developed and is being proposed for one of LSI’s national retail customers. Another intersection between SACO and LSI involves the 3M Company. In April of 2005, SACO and 3M Light Management Solutions announced ‘By integrating our complementary expertise, we can offer solutions that far surpass traditional lighting systems by incorporating the full benefits of new technologies without sacrificing durability.’ In January of 2006, LSI and 3M Digital Signage announced a 2006 business development initiative to provide customers with distinctive digital signage solutions. LSI sees the clear opportunity to incorporate current and future technologies developed by SACO into our graphics segment.”

Mr. Ready continued, “We have enjoyed a fine working relationship with SACO and I am pleased our two companies are joining forces to enhance each other’s strengths. Fred Jalbout, President of SACO Technologies, will bring his considerable experience and skills to LSI as President of our Technology business unit.”

Mr. Ready concluded, “We believe LSI Industries has the resources and is positioned to become a leader in the commercialization of LEDs in both its lighting and graphics markets. The initiatives we have put in place will have a major impact on the growth of LSI for many years to come.”

LSI Industries Inc. Announces Major Initiatives in LED Lighting

June 27, 2006

Fred Jalbout, President of SACO Technologies, stated, “This transaction is of great strategic value to both SACO and LSI. We are providing a high-quality solution that is right for today, but also the right investment for the future. Together, with the innovative, leading edge technology of SACO along with LSI’s top industry position we can more effectively serve the worldwide Lighting & Video markets. Our relationship with LSI has always been in complete synergy and is really about working together in innovative ways to improve the quality, creativity, and performance of all products offered. Our customers will have the assurance of two highly respected companies joining forces to take care of their needs. I look forward to the opportunities and challenges that are to come in creating an extremely bright future.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, and the ability to retain key employees of acquired businesses. The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries is an Image Solutions company, combining integrated design, manufacturing, and technology to supply its own high quality lighting fixtures and graphics elements for applications in the retail, specialty niche, and commercial markets. The Company’s Lighting Segment produces high performance products dedicated to the outdoor, architectural outdoor, indoor, architectural indoor and accent/downlight markets. The Graphics Segment provides a vast array of products and services including signage, menu board systems, active digital signage, decorative fixturing, design support, engineering and project management for custom programs for today’s retail environment. LSI’s major markets are the petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts) and the commercial / industrial lighting markets. LSI employs approximately 1,700 people in twelve facilities located in Ohio, California, New York, North Carolina, Kansas, Kentucky, Rhode Island, Tennessee, and Texas. The Company’s common shares are traded on the Nasdaq National Market under the symbol LYTS.

LSI Industries Inc. Announces Major Initiatives in LED Lighting

June 27, 2006

Conference Call

LSI will hold a conference call at 3:00 P.M. Eastern Time today, June 27, 2006 to further discuss the Company’s move into LED-based lighting and graphics. Individuals interested in participating in this conference call hosted by Bob Ready should call 800-270-2092. Individuals calling from Canada should call 800-270-1634. The conference call will be webcast live, with access through the LSI web site at www.lsi-industries.com.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200. SACO’s website can be accessed at www.smartvision.com.